UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

DECKERS OUTDOOR CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
000-22446	95-3015862
(Commission File Number)	(IRS Employer Identification No.)

495A South Fairview Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(805) 967-7611

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On May 8, 2013, Deckers Outdoor Corporation (the "Company") held its 2013 Annual Meeting of Stockholders (the "Annual Meeting"), at which the Company's stockholders voted on two proposals. On May 7, 2013, the Company notified its stockholders of its withdrawal of the proposal to ratify the selection of KPMG as the Company's independent registered public accounting firm for the 2013 fiscal year.
The two proposals voted upon at the Annual Meeting and the final results of the stockholder vote on each proposal were as follows:
Election of Directors
The stockholders elected nine candidates nominated by the Board to serve as directors of the Company to serve until the annual meeting of stockholders to be held in 2014 and until their successors are duly elected and qualified. The following sets forth the results of the voting with respect to each candidate:

	Shares Voted
Name of Candidate	For	Authority Withheld	Broker Non-Votes
Angel R. Martinez	24,156,116	282,198	5,162,986
John M. Gibbons	24,147,997	290,317	5,162,986
Karyn O. Barsa	24,203,929	234,385	5,162,986
Maureen Conners	24,206,061	232,253	5,162,986
Michael F. Devine, III	24,206,670	231,644	5,162,986
Rex A. Licklider	24,145,498	292,816	5,162,986
John G. Perenchio	24,202,734	235,580	5,162,986
James Quinn	24,204,669	233,645	5,162,986
Lauri Shanahan	24,205,808	232,506	5,162,986

Advisory Vote on Executive Compensation

The stockholders approved, on an advisory basis, the compensation of the Company's named executive officers, as described in the Proxy Statement for the Annual Meeting. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions	Broker Non-Votes
23,210,710	1,197,717	29,887	5,162,986

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2013	Deckers Outdoor Corporation
/s/ Thomas A. George
Thomas A. George, Chief Financial Officer